UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2016 (May 2, 2016)

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
State or other jurisdiction	Commission File Number	IRS Employer
incorporation		Identification No.

4400 Route 9 South, Suite 1000, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Item 2.03         Creation of a Direct Financial Obligation.

Item 3.02         Unregistered Sales of Equity Securities.

On May 2, 2016, Medifirst Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) for the sale of convertible redeemable notes in aggregate principal amount of $115,500. Pursuant to the Purchase Agreement the Company issued to the Investor a convertible redeemable note in principal amount of $57,750 which note included an original issue discount of $5,250 and a maturity date of May 2, 2017 (the “1st Note”). Under the Purchase Agreement, on the date that is 45 days after the date of the Purchase Agreement, or 60 days if certain conditions are not met, the Company and the Investor expect to conduct a second closing for the sale and purchase of an additional note having the same terms as the 1st Notes, including an original issue discount of $5,250 (the “2nd Note” and together with the 1st Note, the “Notes”), which 2nd Note shall have a principal amount equal to $57,750 and shall mature 12 months after its issuance. In consideration for the issuance of the 1st Note, on May 5, 2016, the Company received net proceeds (after deducting the original issue discount and legal fees) in the amount of $47,500.

The Notes bear interest at the rate of 8% per annum. Beginning on the six month anniversary of the issuance of the Notes and subject to a beneficial ownership limitation equal to 9.9%, principal and interest on the Notes is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 55% of the lowest trading price of Common Stock during the 20 trading day period prior to conversion. During the first six months that the Notes are in effect, the Company has the right to prepay the Notes in an amount equal to 135% of the principal amount due plus any accrued but unpaid interest. The Notes set forth various events that would trigger default and corresponding remedies.

On May 2, 2016, the Company issued to the Investor a convertible redeemable replacement note in principal amount of $60,000.00 (the “Replacement Note”). The issuance of the Replacement Note was made in connection with the Investor’s partial purchase of $55,000 in principal and accrued interest thereon (valued at $5,000) of a $100,000 convertible promissory note that was originally issued by the Company on June 12, 2015 (the “Original Note”). The $60,000 principal amount of the Replacement Note reflected the principal and accrued interest under the Original Note. The Replacement Note, which is due on May 2, 2017, may not be prepaid but otherwise contains substantially identical provisions to that of the Notes.

The offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Purchase Agreement, the Notes and the Replacement Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement, the 1st Note and the Replacement Note, which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, and are incorporated herein by reference.

Item 9.01         Exhibits.

Exhibits	Description
10.1	Securities Purchase Agreement, dated May 2, 2017
10.2	8% Convertible Redeemable Note due May 2, 2017
10.3	8% Convertible Redeemable Replacement Note due May 2, 2017

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2016	MEDIFIRST SOLUTIONS, INC.

	By:	/s/ Bruce Schoengood
President and CEO

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